UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2005

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2005, Mr. William J. Walsh, Executive Vice President, Finance and Planning and Chief Financial Officer of Arbitron Inc. (the "Company"), informed the Board of Directors of the Company of his intention to retire from the Company, and in connection therewith to relinquish such positions. Mr. Walsh indicated that he intends to continue with the Company in his current capacity until a suitable successor is identified and the orderly transition of such successor has occurred. Mr. Walsh has been with the Company for over 40 years, most recently serving as the Company’s Executive Vice President, Finance and Planning and Chief Financial Officer since its spin-off from Ceridian Corporation in March 2001. The Company has initiated a search for a new Chief Financial Officer, and in connection therewith, has retained an executive search firm to assist it in such process.

A copy of the press release issued by the Company on June 6, 2005 announcing Mr. Walsh’s pending retirement from the Company is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

99.1 Press Release of Arbitron Inc. dated June 6, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

June 6, 2005	By:	Dolores L. Cody

Name: Dolores L. Cody
Title: Executive Vice President, Legal & Business Affairs, Chief Legal Officer & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated June 6, 2005